OFFER BY

                              Avalon Capital, Inc.

                        TO PURCHASE 44,535 OF ITS SHARES
                      FOR CASH AT NET ASSET VALUE PER SHARE

To Our Clients:

         Enclosed for your consideration is the offer of Avalon Capital, Inc. (the "Company") dated February 4, 1999, to purchase a portion of its outstanding shares of common stock and a related Letter of Transmittal. The Company is offering to purchase up to 44,535 of its shares of common stock (the "Shares") at the net asset value per Share ("NAV") calculated as of the close of the New York Stock Exchange on February 26, 1999, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal (which together constitute the "Offer").

         The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

         THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 4:00 P.M. (EASTERN TIME) ON FRIDAY, FEBRUARY 26, 1999. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF.

         Your attention is called to the following:

         (1) The tender price is the NAV per Share in cash as of the close of the New York Stock Exchange on February 26, 1999.

         (2) The Offer is not conditioned upon any minimum number of Shares being tendered, but is subject to certain other conditions set forth therein.

         (3) Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer. However, a broker or dealer may charge a fee for processing the transaction on your behalf.

         (4) If more than 44,535 Shares are duly tendered prior to the expiration of the Offer, the Company may accept an additional amount of Shares not to exceed two percent (2%) of the Shares outstanding on February 26, 1999 (currently 17,814 Shares). If security holders tender more than the repurchase offer amount the Company shall repurchase the Shares tendered on a pro rata basis.

         THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY WITH THE DEPOSITARY. IT SHOULD ONLY BE SENT TO YOUR BROKER IF YOUR BROKER WILL BE EFFECTING THE TENDER ON YOUR BEHALF.


                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter together with the Offer to Purchase dated February 4, 1999, relating to the Offer by Avalon Capital, Inc. (the "Company") to purchase 44,535 shares of common stock, $0.001 par value per share (the "Shares"), and the related Letter of Transmittal.


TO BROKERS:

         This will instruct you to tender by Letter of Transmittal (Dealer Firm) to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal.


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                Aggregate number of Shares to be tendered by us.
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                   .................................. Shares.
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                        Unless otherwise indicated above,
    it will be assumed that all of your Shares held by us are to be tendered.

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                             SIGNATURE BOX

     ......................................................................

     ......................................................................
                                    Signature


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     ......................................................................

     ......................................................................
                    (Please print Name(s) and Address here.)

     ......................................................................
                  Tax Identification or Social Security Number
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Date:  February _____, 1999